Exhibit 99.4

TABLE OF 2007 TARGET PERFORMANCE SHARE UNIT AWARDS
ISSUED TO NAMED EXECUTIVE OFFICERS

NAMED EXECUTIVE OFFICERS	2007 PERFORMANCE SHARE UNIT AWARDS AT TARGET (#)
G. L. Rainwater, Chairman, President and Chief Executive Officer, Ameren	52,510
W. L. Baxter, Executive Vice President and Chief Financial Officer, Ameren	17,670
T. R. Voss, Executive Vice President and Chief Operating Officer, Ameren	15,336
S. R. Sullivan, Senior Vice President, General Counsel and Secretary, Ameren	13,336
C. D. Naslund, Senior Vice President and Chief Nuclear Officer, Union Electric Company	7,775